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Exhibit 99-c

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareowners
ADC Telecommunications, Inc.

        We have audited the consolidated financial statements of ADC Telecommunications, Inc. and subsidiaries as of October 31, 2002, and for the year then ended, and have issued our report thereon dated December 2, 2002 (included elsewhere in this Form 10-K). Our audit also included the financial statement schedule for the year ended October 31, 2002 listed in Item 15(a) of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP Minneapolis, Minnesota December 2, 2002

ADC Telecommunications, Inc.
Schedule II
For Year Ended October 31, 2002
(in millions)

Fiscal 2002	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
Allowance for doubtful accounts & notes receivable	$87.1	$26.4	$73.8	$39.7
Inventory reserve	89.5	49.7	45.3	93.9
Restructuring accrual	120.8	220.1	216.7	124.2
Warranty accrual	29.4	(2.9)	13.4	13.1
Fiscal 2001	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
Allowance for doubtful accounts & notes receivable	$18.9	$111.0	$42.8	$87.1
Inventory reserve	47.3	165.3	123.1	89.5
Restructuring accrual	14.4	483.4	377.0	120.8
Warranty accrual	36.4	48.4	55.4	29.4
Fiscal 2000	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
Allowance for doubtful accounts & notes receivable	$9.2	$15.0	$5.3	$18.9
Inventory reserve	27.6	31.2	11.5	47.3
Restructuring accrual	9.0	13.3	7.9	14.4
Warranty accrual	9.7	34.5	7.8	36.4

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  Exhibit 99-c
REPORT OF INDEPENDENT AUDITORS
ADC Telecommunications, Inc. Schedule II For Year Ended October 31, 2002 (in millions)